                                                                     Exhibit 4.1

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK WHICH MAY BE ACQUIRED UPON THE EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT DATED APRIL 4, 2000, MADE BY THE HOLDER, STRATOS PRODUCT DEVELOPMENT, LLC, THE COMPANY AND THE WHOLLY-OWNED SUBSIDIARY OF THE COMPANY (THE "RIGHTS AGREEMENT"). COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK WHICH MAY BE ACQUIRED UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHE CATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH WARRANTS OR SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION.



Warrant No. I-___         Right to purchase up to ________ Shares of Common
                          Stock (subject to adjustment as described herein) of Voxware, Inc.



                                  VOXWARE, INC.

                               WARRANT CERTIFICATE

                              Issued April 4, 2000

           Exercisable on or before 5:00 P.M., New York April 4, 2005

     1. Grant. THIS WARRANT CERTIFICATE CERTIFIES THAT for value received, INROAD, INC. is the registered holder ("Holder") of __________________________ (________) warrants (each a "Warrant" and collectively "Warrants") to purchase at any time from the date hereof until, subject to Section 3 hereof, 5:00 P.M. New York time on April 4, 2005 (the "Expiration Date"), up to a total of __________________________ (________) fully paid and non-assessable shares (each a "Share" and collectively "Shares"), of common stock, par value $.001 per share ("Common Stock") of VOXWARE, INC., a Delaware corporation (the "Company"), at the Exercise Price (as defined in Section 2 below), upon surrender of this Warrant Certificate and payment of the Exercise Price at the offices or agency of the Company, but subject to the conditions set forth herein.

Payment of the Exercise Price shall be made by check or money order payable to the order of the Company. No Warrant may be exercised after 5:00 P.M. New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall become void. Neither this Warrant Certificate (nor any replacement Warrant Certificate) nor any rights of the Holder hereof may be transferred or assigned without the prior written consent of the Company, which consent may be given or withheld in the sole discretion of the Company. Notwithstanding the foregoing, this Warrant Certificate (or any replacement Warrant Certificate) or any rights of the Holder hereof, may in connection with the liquidation of Holder, be transferred to the stockholders of Holder or to partners or members of any such stockholders that are partnerships or limited liability companies.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of warrants issued pursuant to that certain Acquisition Agreement, dated April 4, 2000, by and among the Company, Verbex Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Purchaser"), and Holder, whereby, among other things, Purchaser agreed to purchase, and Holder agreed to sell, certain business assets.

     2. Exercise Price. The exercise price of the Warrants shall be $3.08 per share of Common Stock, subject to adjustment as set forth herein.

     3. Exercise of Warrant. Subject to the terms and conditions hereof, the Warrants are exercisable in whole or in part, on one or more occasions, upon payment of the Exercise Price for the shares being purchased, payable to the Company by certified check or money order. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the Shares purchased at the Company's principal offices at 305 College Road East, Princeton, New Jersey 08540 (or such other place as may be the Company's principal offices from time to time) and subject to satisfaction of the terms and conditions hereof, the Holder hereof shall be entitled to receive a certificate or certificates for the Shares so purchased. The rights represented hereby are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares), subject to the terms of this Warrant Certificate. In the case of the purchase of less than all the Shares purchasable hereunder the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable hereunder. The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     4. Issuance of Certificates. (a) Upon the exercise of the Warrants in accordance with the provisions hereof, certificates for Shares issuable upon exercise of the Warrants shall be issued forthwith and in any event within seven business days thereafter. The Holder exercising this Warrant shall be deemed for all purposes to become the legal holder of the Shares issuable upon such exercise when all conditions to exercise (as specified in Section 3 above) are satisfied, without regard to any delay thereafter in the issuance and delivery of the certificates representing such Shares.

        (b) Certificates for the Shares will be issued without charge (including, without limitation, any tax which may be payable in respect of the issuance thereof) to the Holder(s) hereof and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder hereof. The Company shall not be required to pay any tax which may be payable in respect of any transfer of any Warrants involved in the issuance and delivery of any such certificates in the name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     5. Adjustments of Number of Shares. The number of Shares purchasable upon exercise of each Warrant shall be subject to adjustment from time-to-time as follows:

        5.1 Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per Share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

        5.2 Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 5.1 above), then lawful provision shall be made so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

        5.3 Merger or Consolidation. In the case of a merger, consolidation or similar transaction which results in a replacement of the Company's Common Stock with the stock of another corporation, the Company will make a reasonable effort, but shall not be required, to replace this Warrant, to the extent it has not been previously exercised, with a comparable warrant to purchase the stock of such other corporation. To the extent this Warrant is not replaced and is not exercised prior to the closing of the merger, consolidation or other transaction, this Warrant shall be terminated (provided the Holder has been given advance notice pursuant to Section 5.4 below).

Notwithstanding the foregoing, if the Company is the surviving corporation in the merger and the holders of the Common Stock of the Company hold at least a majority of the voting power of the surviving corporation after the merger, the Company shall be obligated to replace this Warrant with a comparable warrant to purchase the stock of the surviving corporation.

        5.4 Notice of Adjustment. Whenever there shall be an adjustment pursuant to this Section 5, or a transaction or proposed transaction that would result in an adjustment pursuant to this Section 5, the Company shall cause written notice thereof to be sent to the Holder of the Warrants, accompanied by a certificate, signed by an officer of the Company, setting forth (i) a brief statement of the facts requiring such adjustment or a brief description of the transaction that would require such adjustment, (ii) the number of shares of Common Stock or other securities purchasable upon the exercise hereof after giving effect to such adjustment, and (iii) the method by which the adjustment was calculated. Such written notice shall be given at least fifteen (15) days in advance of (a) any record date for determining shareholders entitled to receive notice of and to vote with respect to any proposed transaction or other adjustment event, and
(b) the effective date of any proposed transaction or other adjustment event.

        5.5 No Change in Purchase Price; No Change of Warrant. Unless otherwise indicated, none of the events specified in this Section 5 shall give rise to an adjustment in the purchase price specified in the opening paragraph herein. The form of this Warrant Certificate need not be changed because of any adjustment in number and kind of shares of Common Stock purchasable hereunder pursuant to this Section 5. Any Warrant issued after any such adjustment upon any partial exercise or upon replacement or transfer may continue to express the same terms as are stated in this Warrant Certificate as initially issued, and the number and kind of shares of Common Stock purchasable hereunder shall be considered to have been so changed as to the close of business on the date or dates of adjustment.

     6. Replacement of Warrant Certificate. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction of any Warrant Certificate, upon delivery of a contractual agreement of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

     7. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock on the exercise of the Warrants, nor shall it be required to pay cash in lieu of fractional interests, it being the intent of all the parties that all fractional interests shall be eliminated by rounding any fraction equal to or greater than one-half up to the nearest whole number of shares of Common Stock and by rounding any fraction less than one-half down to the nearest whole number of shares of Common Stock.

     8. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

     9. No Rights as Stockholder. Except as specified in Section 5.4 above, nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company; provided, that the Holder shall be entitled to such rights immediately upon satisfaction of all conditions to exercise of this Warrant (as specified in Section 3 above).

     10. Transferability; Successors. Neither this Warrant nor any rights of the Holder hereof may be transferred or assigned, in whole or in part, except with the prior written consent of the Company, except upon liquidation of Holder, in which case this Warrant and the rights of Holder may be transferred to the stockholders of Holder or to partners or members of any such stockholders that are partnerships or limited liability companies. Subject to the foregoing, the terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns.

     11. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

     12. Notices. All notices required or permitted hereunder shall be in writing and shall be sufficiently given if: (a) hand delivered (in which case the notice shall be effective upon delivery); (b) telecopied, provided that in
                                                              --------
such case a copy of such notice shall be concurrently sent by registered or certified mail, return receipt requested, postage prepaid (in which case the notice shall be effective two days following dispatch); (c) delivered by Express Mail, Fed Ex or other nationally recognized overnight courier service (in which case the notice shall be effective one business day following dispatch); or (d) delivered or mailed by registered or certified mail, return receipt requested, postage prepaid (in which case the notice shall be effective three days following dispatch), to the parties at the following addresses and/or telecopier numbers, or to such other address or number as a party shall specify by written notice to the others.

     If to the Holder:
     -----------------

InRoad, Inc. 2025 First Avenue Market Place Tower, #1250 Seattle, Washington 98121 Attention: Mr. Al Stephan

     If to the Company:
     ------------------

Voxware, Inc. 305 College Road East Princeton, New Jersey 08540 Attention: Mr. Nicholas Narlis

     13. Termination. The rights and benefits evidenced by this Warrant Certificate shall terminate and expire at 5:00 p.m. New York time on April 4, 2005 or on any earlier date when all Warrants have been exercised.

     14. Governing Law. This Warrant Certificate shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with its laws without giving effect to the rules governing the conflicts of laws.

     15. Headings. The Article and Section headings in this Warrant Certificate are inserted for purposes of convenience only and shall have no substantive effect.

     IN WITNESS WHEREOF, Voxware has caused this Warrant to be duly executed as of the day and year first above written.

                                          VOXWARE, INC.


                                          By: /s/ Bathsheba J. Malsheen
                                              -------------------------
                                              Bathsheba Malsheen, President
                                              and CEO


                                          By: /s/ Nicholas Narlis
                                              -------------------
                                              Nicholas Narlis, Senior Vice
                                              President, CFO and Secretary

                                      -7-